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                                                                    Exhibit 23



                      Consent of Independent Auditors


We consent to the incorporation by reference in the Annual Report (Form 10-K) of Dayton Hudson Corporation of our report dated March 3, 1998, included in the 1997 Annual Report to Shareholders of Dayton Hudson Corporation.

We also consent to the incorporation by reference in Registration Statement Numbers 33-42364, 333-389 and 333-12915 on Form S-3 and Registration Statement Numbers 33-6918, 33-64013, 333-30311 and 333-27435 on Form S-8 of
our report dated March 3, 1998, with respect to the consolidated financial statements incorporated by reference in this Annual Report (Form 10-K) of Dayton Hudson Corporation.


                                                  /s/ Ernst & Young LLP
Minneapolis, Minnesota
April 15, 1998